EXHIBIT 9

                  IDEX FUND 3 AND IDEX INVESTOR SERVICES, INC.

                            TRANSFER AGENCY AGREEMENT

         THIS TRANSFER AGENCY AGREEMENT is made and entered into as of this 1st day of February, 1988 between IDEX FUND 3, a Massachusetts business trust and registered investment company with its principal place of business at 600 Cleveland Street, Suite 800, Clearwater, Florida 34615, (the "Fund") and IDEX Investor Services, Inc., a registered transfer agent with offices at 600 Cleveland Street, Suite 1000, Clearwater, Florida, 34615 (the "Transfer Agent").

         In consideration of the mutual covenant herein contained, the parties hereto agree as follows;

         1.       APPOINTMENT.

         (a) The Fund hereby employs and appoints Transfer Agent as its transfer agent and dividend disbursing agent effective February 1, 1988, for all shares of beneficial interest of the Fund, now or hereafter issued, and for any further class or classes of shares that the Fund subsequently may issue.

         (b) Transfer Agent hereby accepts such employment and appointment and agrees that it will act as the Fund's transfer agent and dividend disbursing agent, and that in connection therewith, it will perform all of the usual and ordinary services of a transfer agent and dividend disbursing agent, including, without limitation, the following services and functions: issuing, transferring and cancelling certificates of shares of beneficial interest, maintaining all shareholder accounts, preparing shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing shareholder reports and prospectuses, withholding taxes on non-resident alien and foreign corporation accounts, for pension and deferred income, back-up withholding or other instances agreed upon by the parties, preparing and mailing checks for disbursement of income dividends and capital gains distributions, preparing and filing Form 1099 for all shareholders, preparing and mailing confirmation forms to shareholders and dealers for all transactions in shareholders accounts for which confirmations are required, recording reinvestments of dividends and distributions in Fund shares, recording redemptions of Fund shares and preparing and mailing checks for payments upon redemptions and for disbursements to systematic withdrawal plan holders.

         (c) It is understood that the Transfer Agent is an affiliate of the Fund's investment adviser, IDEX Management, Inc. (the "Adviser") and the Fund's Principal Underwriter, Pioneer Western Distributors, Inc. ("Distributor"), and that directors, officers, employees and agents of the Transfer Agent may be interested in the Adviser, the Distributor or the Fund, or all of them, as trustees, directors, officers, employees, agents, shareholders, or otherwise, of the Adviser, the Distributor, the Fund or all of them.

         (d) The Fund understands and agrees that the Transfer Agent may, in its discretion, subcontract for certain of the services to be provided hereunder.

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         2.       REPRESENTATIONS AND WARRANTIES OF TRANSFER AGENT.  Transfer
Agent represents and warrants to Fund that:

         (a) It is a corporation duly organized and existing in good standing under the laws of the State of Florida.

         (b) It is registered as a transfer agent to the extent required under the Securities Act of 1934.

         3. REPRESENTATIONS AND WARRANTIES OF THE FUND. The Fund represents and warrants to Transfer Agent that:

         (a) It is a business trust duly organized and existing in good standing under the laws of the Commonwealth of Massachusetts.

         (b) It is an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended.

         (c) A registration statement under the Securities Act of 1933 has been filed and is effective with respect of all shares of the Fund to be offered for sale.

         (d) The Fund has the power under applicable laws and under its Declaration of Trust and Bylaws to enter into and perform this Agreement.

         4.       DOCUMENTS TO BE SUPPLIED.

         (a) On or before the effective date of this Agreement, Fund shall deliver to the Transfer Agent the following documents:

                  (1) A certified copy of the Fund's Declaration of Trust and all amendments thereto;

                  (2) A certified copy of the Bylaws of the Fund as then in effect;

                  (3) Certified copies of the resolutions of the Trustees of the Fund authorizing the execution of this Agreement and designating certain authorized persons to give instructions to Transfer Agent and to sign certificates of shares of beneficial interest of the Fund;

                  (4) A specimen certificate for shares of the Fund in the form approved by the Trustees, accompanied by a certificate of the Secretary of the Fund as to such approval;

                  (5) Specimens of the signatures of the officers of the Fund authorized to sign certificates of shares of beneficial interest and of individuals authorized to sign written instructions and requests;

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                  (6)      Copies of account application forms and other
documents relating to shareholder accounts;

                  (7) Copies of the registration statement and amendments thereto, filed with the Securities and Exchange Commission;

                  (8) Copies of all agreements then in effective between the Fund and any agent with respect to the issuance, sale or cancellation of shares;

                  (9) A legal memorandum with respect to the status of shares of beneficial interest of the Fund under state securities laws; and

                  (10) An opinion of counsel for the Fund with respect to the validity of the shares of beneficial interest of the Fund.

         (b) From time to time during the term of this agreement, the Fund shall also furnish the Transfer Agent with the following documents:

                  (1) A certified copy of any amendment to the Declaration of Trust and Bylaws of the Fund;

                  (2) Certified copies of each additional resolution of the Trustees of the Fund designating authorized persons to give instructions to the Transfer Agent;

                  (3) Certificates as to any change in officers, trustees or authorized persons of the Fund;

                  (4) Each registration statement filed with the Securities and Exchange Commission, and each amendment and/or with respect thereto, with respect to the sale of shares of the Fund;

                  (5) Specimens of any new certificates for Fund shares accompanied by appropriate resolutions of the Trustees of the Fund approving such forms;

                  (6) Such other documents, certificates or opinions as the transfer agent may reasonably request.

         5.       COMPENSATION AND EXPENSES.

         (a) In consideration for its services hereunder as transfer agent and dividend disbursing agent, the Fund shall pay to Transfer Agent fees in accordance with the Fee Schedule attached hereto as Exhibit A.

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         (b) The compensation agreed to in this Agreement may be changed from time to time by the parties by attaching to this Agreement a revised Fee Schedule, dated and signed by an authorized officer of each party, and a certified resolution of the Trustees of the Fund authorizing such revised Fee Schedule.

         (c) In addition to the Transfer Agent fee paid pursuant to subparagraph
(a), above, Fund agrees to reimburse Transfer Agent for all reasonable out-of-pocket expenses or advances in connection with the performance of services under this Agreement, including, without limitation, postage, envelopes, printing, check forms, forms for reports and statements, stationery, microfilming, telephone and telegraph charges, including charges for a telephone drop line, and similar items. Transfer Agent will provide to Fund, not less frequently than monthly, a detailed accounting of all out-of-pocket expenditures made by Transfer Agent on behalf of the Fund.

         (d) Transfer Agent shall bill the Fund as soon as practicable after the end of each calendar month for the fee due for that month, and said billings shall be detailed in accordance with the Fee Schedule of the Fund. The Fund shall promptly pay to the Transfer Agent the amount of such billing.

         6.       SALE OF SHARES.

         (a) Whenever the Fund shall sell or cause to be sold any shares of beneficial interest, the Fund shall provide or cause to be provided to the Transfer Agent information concerning such sales, including: (i) the number of shares sold, the trade date and price; (ii) the amount of money to be delivered to the Custodian of the Fund for the sale of such shares; (iii) in the case of a new account, a new account application or sufficient information to establish an account.

         (b) The Transfer Agent will, upon receipt by it of a check or other payment identified by it as an investment in shares of the Fund and drawn or endorsed to the Transfer Agent as agent for, or identified as being for the account of, the Fund, promptly deposit such check or other payment to the appropriate account and shall cause the investment to be duly recorded on the shareholder records of the Fund. The Transfer Agent will notify the Fund, or its designee, and the Custodian of all purchases and related account adjustments. Out of the money received in payment for shares, Transfer Agent shall pay to the Custodian the net asset value per share and shall pay to the Fund's Principal Underwriter its commission.

         (c) Upon receipt of the information required under subparagraph (a) and notification from the Custodian that such money has been received by it, the Transfer Agent shall issue to the purchaser or his authorized agent such shares as he is entitled to receive, based upon the appropriate net asset value of the Fund's shares, determined in accordance with applicable federal law or regulation, as described in the Fund's current prospectus. In issuing shares to a purchaser or his authorized agent, the Transfer Agent shall be entitled to rely upon the latest written directions, if any, previously received by the Transfer Agent from the purchaser or his authorized agent concerning the delivery of such shares.

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         (d) In connection with wire orders or telephone orders for shares,
Transfer Agent will follow such procedures which may established by the Fund from time to time. All wire or telephone purchases will be subject to such additional requirements as may be described in the Fund's current prospectus. The Fund and the Transfer Agent reserve the right to modify or terminate the procedures for wire orders or telephone orders at any time.

         7. TRANSFERS AND EXCHANGES. The Transfer Agent is authorized to review and process transfers of shares of the Fund and exchanges between the Fund and other mutual funds as permitted in the current prospectus for the Fund. If shares to be transferred are represented by outstanding certificates, the Transfer Agent shall, upon surrender to it of the certificates in proper form for transfer, and upon cancellation thereof, countersign and issue new certificates for a like number of shares and deliver the same. If the shares to be transferred are not represented by outstanding certificates, the Transfer Agent shall, upon an order thereof by or on behalf of the registered holder thereof in proper form, credit the same to the transferee on its books. If the shares are to be exchanged for shares of another mutual fund, the Transfer Agent will process such exchange in the same manner as a redemption and sale of shares, except that it may, in its discretion, waive requirements for information and documentation.

         8.       REDEMPTION.

         (a) Transfer Agent shall redeem shares of the Fund upon receipt by Transfer Agent of: (i) a written request for redemption, signed by each registered owner exactly as the shares are registered; (ii) any certificates which have been issued for such shares, properly endorsed; (iii) signature guarantees to the extent required by the Transfer Agent as described in the current prospectus for the Fund; (iv) any additional documents required by the Transfer Agent for redemption by corporations, executors, administrators, guardians and others acting in a representative capacity. The Transfer Agent will, consistent with procedures which may be established by the Fund from time to time for redemption by wire or telephone, upon receipt of such a wire order or telephone redemption request, redeem shares and transmit the proceeds of such redemption to the redeeming shareholder as directed. All wire or telephone redemptions will be subject to such additional requirements as may be described in the Fund's current prospectus. The Fund and the Transfer Agent reserve the right to modify or terminate the procedures for wire orders or telephone redemptions at any time.

         (b) If the Transfer Agent has received a completed application and authorization of redemption by draft signed by the registered owner in accordance with procedures established by the Fund, Transfer Agent will, as agent for the shareholder, upon receipt of a redemption draft cause the Fund to redeem a sufficient number of shares in the shareholder's account to cover the amount of the draft. All draft redemptions will be subject to such additional requirements as may be described in the Fund's current prospectus and the rules and regulations of the Transfer Agent.

         (c) Upon receipt of all necessary information and documentation relating to a redemption, the Transfer Agent will issue to the Custodian an advice setting forth the number of shares of the Fund received by the Transfer Agent for redemption and that such shares are valid and

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in good form for redemption. The Transfer Agent shall, upon notification that the Custodian has transferred funds for the redemption of shares to a redemption account at the Custodian or at another bank, pay such monies to the shareholder, his authorized agent or legal representative.

         9. CONFIRMATIONS. Upon each transaction in a shareholder's account, Transfer Agent shall mail confirmations of such transactions to shareholders and dealers in a timely fashion.

         10.      DUTIES AS DIVIDEND DISBURSING AGENT.

         (a) Transfer Agent will maintain one or more deposit accounts as dividend disbursing agent for the Fund, into which the funds for payment of dividends and distributions provided for hereunder will be deposited and against which checks will be drawn.

         (b) The Fund will promptly notify the Transfer Agent of the declaration of any dividend or distribution. The Fund shall furnish to the Transfer Agent a certificate of an authorized person specifying the date of the declaration of such dividend or distribution, the payment date thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to shareholders of record as of that date, and the total amount payable to the Transfer Agent on the payment date.

         (c) On or before the payable date of any dividend or distribution, the Transfer Agent shall notify the Fund's Custodian of the estimated amount of cash required to pay said dividend or distribution, and the Fund agrees that, on or before the mailing date of such dividend or distribution, the Fund shall instruct the Custodian to place in a dividend disbursing account at such bank as may be directed by the Transfer Agent, the funds equal to the cash amount to be paid out to shareholders. Transfer Agent shall, in accordance with shareholder instructions, calculate, prepare and mail checks to or (where appropriate) credit such dividends or distributions to the account of, Fund shareholders, and maintain and safeguard all underlying records.

         (d) Transfer Agent shall replace lost checks upon receipt of properly executed affidavits and maintain stop payment orders against such replaced checks.

         (e) Transfer Agent shall not be liable for any improper payments made in accordance with resolutions of the Trustees of the Fund.

         (f) Transfer Agent shall prepare and mail to each Fund shareholder such information which respect to each dividend or distribution as is required by applicable by federal and state income tax laws and regulations and by the Investment Company Act of 1940.

         11.      CERTIFICATES.

         (a) The Fund shall supply Transfer Agent with an adequate supply of blank share certificates to meet the Transfer Agent's requirements therefor. Such share certificates will be signed manually or by facsimile signatures of the officers of the Fund authorized by law and by the

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Bylaws of the Fund to sign such share certificates. The Fund agrees that, notwithstanding the death, resignation or removal of any officer of the Fund whose signature appears on such certificates, the Transfer Agent may continue to countersign certificates which bear such signatures until otherwise directed in writing by the Fund.

         (b) The Transfer Agent shall maintain a record of each certificate issued and the number of shares represented thereby and the holder of record of such shares, and shall maintain a stop transfer record on lost and/or replaced certificates.

         (c) The Transfer Agent agrees to prepare, issue and mail certificates for shares as requested by shareholders of the Fund in accordance with the instructions of the Fund and to confirm such issuance to the shareholder and the Fund or its designee.

         (d) The Fund hereby authorizes the Transfer Agent to issue replacement share certificates in lieu of certificates which have been lost, stolen or destroyed, without any further action of the Trustees or any officer of the Fund, upon receipt by the Transfer Agent of properly executed affidavits or lost certificate bonds in form satisfactory to the Transfer Agent, and the Fund and the Transfer Agent shall be obligees under any such bond.

         (e) The Transfer Agent may establish such rules and regulations governing the transfer or registration of share certificates as it deems advisable and consistent with such rules and regulations generally adopted by transfer agents.

         12.      RECORDS AND REPORTS.

         (a) Transfer Agent shall maintain and safeguard records for each shareholder's account showing at least the following information: (i) name, addresses, taxpayer identification numbers and account numbers; (ii) number of shares held; (iii) historical account information, including dividends paid and date and price of all transactions on a shareholder's account; (iv) certificate numbers and denominations for any shareholders holding share certificates; (v) dealer identification and commission information; (vi) any stop order or restraining order placed against the shareholder's account; (vii) information concerning withholdings in the case of a foreign shareholder; (viii) any capital gain or dividend reinvestment order, Check-o-Matic Plan, Systematic Withdrawal Plan, Letter of Intention or retirement plan information.

         (b) Transfer Agent shall maintain records of (i) issued shares and (ii) number of shareholders and their aggregate shareholding, classified according to their residence in each state of the United States or foreign country.

         (c) Any records required to be maintained by Rule 31a-1 under the Investment Company Act of 1940 shall be preserved for the period prescribed in Rule 31a-2 under such Act. Such records may be inspected by the Fund at all reasonable times. The Transfer Agent may, at its option at any time, and shall forthwith upon the Fund's demand, turn over to the Fund and cease to retain in Transfer Agent's files records and documents created and maintained by the Transfer Agent in

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performance of its services hereunder or for its protection. At the end of the prescribed retention period, such records and documents shall either be turned over to the Fund or destroyed, in accordance with the Fund's authorization.

         (d) Transfer Agent will furnish to the Fund and to properly authorized auditors, examiners and other persons designated by the Fund, access to records and reports maintained by Transfer Agent in connection with its duties hereunder.

         (e) Except as otherwise agreed between the parties or as otherwise required by law, Transfer Agent will keep confidential all records of and information in its possession relating to the Fund or its shareholders or shareholder accounts and will not disclose the same to any person except at the request of or with the consent of the Fund.

         13.      SHAREHOLDER SERVICING.

         (a) Transfer Agent will respond promptly to correspondence and telephone inquiries from shareholders and shall investigate all shareholder inquires.

         (b) In connection with any meeting of shareholders, upon receiving appropriate instructions and written materials prepared by the Fund, the Transfer Agent will prepare shareholder lists and proxy cards, mail and certify as to the mailing of proxy materials, process and tabulate returned proxy cards, furnish one or more reports of proxies voted prior to the meeting, and certify to the Secretary of the Fund the shares voted at the meeting.

         (c) Transfer Agent shall address and mail all communications to shareholders or their nominees, including proxy material and periodic reports to shareholders.

         14.      INSTRUCTIONS.

         (a) The Transfer Agent shall be protected in acting upon any paper or document believed by it to be genuine and to be signed by an authorized person of the Fund and shall not be held to have any notice of any change of authority of any person until receipt of written notice thereof from the Fund. It shall also be protected in processing share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Fund and the proper counter-signature of the Transfer Agent.

         (b) Transfer Agent may apply at any time to any officer of the Fund for written instructions, and, at the expense of the Fund, may seek advice from legal counsel for the Fund, with respect to any matter arising in connection with this Agreement, and it shall not be liable for any action taken to not taken or suffered by it in good faith in accordance with such written instructions or with the opinion of such counsel. In addition, the Transfer Agent, its officers, agents or employees, shall accept instructions or requests given to them by any person representing or acting on behalf of the Fund only if said representative is known by the Transfer Agent, its officers, agents or employees, to be an authorized person of the Fund. The Transfer Agent shall have no duty or

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obligation to inquire into, nor shall the Transfer Agent be responsible for, the legality of any act done by it upon the request or direction of authorized persons of the Fund.

         (c) Notwithstanding any provision of this Agreement, the Transfer Agent shall have no duty or obligation to inquire into, and shall not be liable for:
(i) the legality of the issue or sale of any shares of the Fund or the sufficiency of the amount to be received therefor; (ii) the legality of the redemption of any shares of the Fund or priority of the amount to be paid therefore; (iii) the legality of the declaration of any dividend of the Fund, or the legality of the issue of any shares of the Fund in payment of any stock dividend; or (iv) the legality of any recapitalization or readjustment of the shares of the Fund.

         15.      INDEMNIFICATION AND STANDARD OF CARE.

         (a) Transfer Agent shall at all times use reasonable care and act in good faith in performing its duties hereunder.

         (b) Except to the extent that Transfer Agent is covered by and receives payment from any insurance coverage, Transfer Agent shall incur no liability to the Fund in connection with its performance of services hereunder, unless such liability such arise from any error, omission or negligent act within the scope of its duties hereunder, including but not limited to failure to discover any dishonest act, or acts done with intent to cause damage to the Fund. Without limiting the generality of the foregoing, Transfer Agent shall not be liable or responsible for delays or errors occurring by reason of circumstances beyond its control, including acts of civil, military, banking or other regulatory authority, national emergencies, labor difficulties, fire, flood or other catastrophes, acts of God, insurrection, war, riots, failure of transportation, communication or power supply, or malfunctions of, or unavoidable difficulties with, Transfer Agent's records or equipment.

         (c) The Fund hereby agrees to indemnify and hold harmless the Transfer Agent from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which the Transfer Agent may sustain or incur or which may be asserted against Transfer Agent by any person by reason of, or as a result of: (i) any action taken or omitted to be taken by the Transfer Agent in good faith in reliance upon any certificate, instrument, order or share certificate believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person of the Fund, upon the oral or written instructions of any authorized person of the Fund or upon the opinion of legal counsel for the Fund or its own counsel; or (ii) any action taken or omitted to be taken by the Transfer Agent in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter may have been altered, changed, amended or repealed. However, this indemnification shall not apply to actions or omissions of the Transfer Agent or its directors, officers, employees or agents in cases of its own gross negligence, willful misconduct, bad faith, or reckless disregard of its or their duties hereunder.

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         16.      TERM AND TERMINATION.

         (a) This Agreement shall become effective on February 1, 1988 and shall continue in effect until terminated in accordance with the provisions hereof.

         (b) Either party may terminate this Agreement by giving 60 days written notice to the other party. In the event such notice is given by the Fund, it shall be accompanied by a certified resolution of the Trustees of the Fund, stating the election to terminate this Agreement and designating a successor transfer agent.

         (c) In addition to any other rights or remedies it may have under this Agreement or by law, the Fund shall have the right to terminate this Agreement immediately upon the occurrence at any time of any of the following events:

                  (1) any interruption or cessation of operations by Transfer Agent or its assigns or subcontractors which materially interferes with the business and operation of the Fund;

                  (2) the bankruptcy of Transfer Agent or the appointment of a receiver; or

                  (3) failure by Transfer Agent or its assigns or subcontractors to perform its duties in accordance with this Agreement, which failure materially adversely affects the business and operations of the Fund and which failure continues for 30 days after receipt of written notice from the Fund to Transfer Agent.

         (d) If this Agreement is terminated by the Fund pursuant to subsection
(b) above, the Fund will have and is hereby granted the right, at its option, to use or cause its agents, employees or independent contractors to use for as long as the Fund deems necessary for its operations, and without payment of any compensation or reimbursement to Transfer Agent, Transfer Agent's system, including all of the programs, manuals and other materials and information necessary to operate the system.

         (e) In the event of termination, Transfer Agent agrees to cooperate with the Fund in effecting all necessary transfers of the Fund's records to the Fund or to the successor Transfer Agent.

         17. APPLICABLE LAW. This Agreement is executed and delivered in the State of Florida and shall be governed by the laws of the State of Florida.

         18. AMENDMENT. No provisions of this Agreement may be amended or modified in any manner except by written instrument executed by both parties hereto.

         19. ASSIGNMENT. This Agreement shall not be assigned by either party except with the written consent of the other party.

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         20.      COUNTERPARTS.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         21. NOTICES. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund or the Transfer Agent, shall be deemed to be sufficiently given if addressed to that party and mailed or delivered to it at its office set forth below or at such other place as such party may from time to time designate in writing:

         To the Fund:            IDEX Fund 3
                                 600 Cleveland Street, Suite 800
                                 Clearwater, FL 34615
                                 ATT: Peter D. Jones
                                 Executive Vice President

         To the Transfer Agent:  IDEX Investor Services, Inc.
                                 600 Cleveland Street, Suite 1000
                                 Clearwater, FL 34615
                                 ATT: G. John Hurley

         22. LIMITATION OF LIABILITY. A copy of the Declaration of Trust of the Fund is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that this Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his capacity as an officer of the Fund. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any trustee, officer or shareholder of the Fund individually.

         IN WITNESS WHEREOF, the parties have caused this agreement to be executed by their respective duly authorized officers, as of the day and year first above written.

                                 IDEX FUND 3, a Massachusetts
                                 business trust

                                 By: /S/ Peter D. Jones
                                     -------------------------------------
                                     Peter D. Jones
                                     Executive Vice President


                                 IDEX INVESTOR SERVICES, INC.,
                                 a Florida corporation

                                 By: /S/ G. John Hurley
                                     ---------------------------------------
                                     G. John Hurley

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                                   IDEX FUND 3

                     AMENDMENT TO TRANSFER AGENCY AGREEMENT

         THIS AMENDMENT TO TRANSFER AGENCY AGREEMENT is made and entered into this 12th day of March, 1989, between IDEX FUND 3, a Massachusetts business trust and registered investment company with its principal place of business at 201 Highland Avenue, Largo, Florida 34640 (the "Fund"), and IDEX INVESTOR SERVICES, INC., a registered transfer agent with offices at 201 Highland Avenue, Largo, Florida 34640 (the "Transfer Agent").

                                    RECITALS

         A. The Fund and the Transfer Agent have entered into a Transfer Agency Agreement dated February 1, 1988, (the "Transfer Agency Agreement").

         B. The parties desire to amend the Transfer Agency Agreement to provide for the periodic adjustment of the compensation payable thereunder to the Transfer Agent.

         Now, therefore, the parties agree as follows:

         1. COMPENSATION. The transfer agent fees payable to the Transfer Agent as set forth on Exhibit A to the Transfer Agency Agreement shall be re-established annually, commencing April 1, 1989. Such re-established compensation shall be computed by (i) multiplying the compensation rate then in effect by the percentage increase in the "Consumer Price Index" or the "Producer Price Index" for the immediately preceding fiscal year, whichever is less, as published by the United States Department of Labor, Bureau of Labor Statistics, or any successor index thereto; and (ii) adding the product of such computation to the then-current compensation rate to determine the new adjusted compensation rate; provided, however, that any such fee adjustment shall not take effect until approved by the Trustees of the Fund.

         2.       REMAINDER OF AGREEMENT.   Except as expressly amended herein,
         the Transfer Agency Agreement remains in full force and effect.

IDEX FUND 3, a Massachusetts               IDEX INVESTOR SERVICES, INC.,
business trust                             a Florida corporation

By: /S/ John R. Kenney                     By: /S/ G. John Hurley
    ------------------------------             ---------------------------
    John R. Kenney, President                  G. John Hurley, President

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                                   IDEX FUND 3

                     AMENDMENT TO TRANSFER AGENCY AGREEMENT

         THIS AMENDMENT TO TRANSFER AGENCY AGREEMENT (this "Amendment") is made and entered into this 16th day of March, 1992, between IDEX FUND 3, a Massachusetts business trust and registered investment company with its principal place of business at 201 Highland Avenue, Largo, Florida 34640 (the "Fund"), and IDEX INVESTOR SERVICES, INC., a registered transfer agent with offices at 201 Highland Avenue, Largo, Florida 34640 (the "Transfer Agent").

                                    RECITALS

         A. The Fund and the Transfer Agent have entered into a Transfer Agency Agreement dated February 1, 1988, (the "Transfer Agency Agreement").

         B. On March 12, 1989, the parties entered into an Amendment To Transfer Agency Agreement, to provide for the periodic adjustment of the compensation payable thereunder to the Transfer Agent, (the "Previous Amendment").

         C. The parties desire to revise the formula set forth in the Previous Amendment and intend this Amendment to supersede the Previous Amendment.

         Now, therefore, the parties agree as follows:

         1. COMPENSATION. The transfer agent fees payable to the Transfer Agent as set forth on Exhibit A to the Transfer Agency Agreement shall be re-established annually, commencing April 1, 1992. Such re-established compensation shall be computed by (i) multiplying the compensation rate then in effect by the average (arithmetic mean) of the percentage increase in the "Consumer Price Index" and the "Producer Price Index" for the immediately preceding fiscal year, as published by the United States Department of Labor, Bureau of Labor Statistics, or any successor index thereto; and (ii) adding the product of such computation to the then-current compensation rate to determine the new adjusted compensation rate; provided, however, that any such fee adjustment shall not take effect unless approved by the Trustees of the Fund.

         2.       REMAINDER OF AGREEMENT.   Except as expressly amended herein,
         the Transfer Agency Agreement remains in full force and effect.

IDEX FUND 3,                            IDEX INVESTOR SERVICES, INC.,
a Massachusetts business trust          a Florida corporation

By: /S/ G. John Hurley                  By: /S/ Thomas R. Moriarty
    ----------------------------           ----------------------------------
    G. John Hurley,                        Thomas R. Moriarty
    President and Chief                    Senior Vice President
    Executive Officer

                                   IDEX FUND 3

                  THIRD AMENDMENT TO TRANSFER AGENCY AGREEMENT

         THIS AMENDMENT TO TRANSFER AGENCY AGREEMENT ("Amendment") is made and entered into this 1st day of April, 1993, between IDEX FUND 3, a Massachusetts business trust and registered investment company with its principal place of business at 201 Highland Avenue, Largo, Florida 34640 (the "Fund"), and IDEX INVESTOR SERVICES, INC., a registered transfer agent with offices at 201 Highland Avenue, Largo, Florida 34640 (the "Transfer Agent").

                                    RECITALS

         A. The Fund and the Transfer Agent have entered into a Transfer Agency Agreement dated February 1, 1988, as amended March 16, 1992 (the "Transfer Agency Agreement").

         B. The parties desire to amend Section 5(c) of the Transfer Agency Agreement to expressly include in reimbursable out-of-pocket expenses the charges paid by the Transfer Agent to DST Systems, Inc. ("DST") for system usage and programming charges.

         Now, therefore, the parties agree Section 5(c) of the Transfer Agency Agreement is amended in its entirety to read as follows:

         5. COMPENSATION AND EXPENSES. (c) In addition to the transfer agent fees payable to the Transfer Agent in accordance with the Fee Schedule attached as Exhibit A to the Transfer Agency Agreement, the Fund agrees to reimburse Transfer Agent for all reasonable out-of-pocket expenses or advances in connection with the performance of services under this Agreement, including without limitation, postage, envelopes, printing, check forms, forms for reports and statements, stationery, microfilming, telephone and telegraph charges, including charges for a telephone drop line, DST charges for system usage and programming, and similar items. Transfer Agent will provide to Fund, not less frequently than monthly, a detailed accounting of all out-of-pocket expenditures made by Transfer Agent on behalf of the Fund.

IDEX FUND 3,                            IDEX INVESTOR SERVICES, INC.,
a Massachusetts business trust          a Florida corporation

By: /S/ G. John Hurley                  By: /S/ Thomas R. Moriarty
    ----------------------------           ----------------------------------
    G. John Hurley,                        Thomas R. Moriarty
    President and Chief                    Senior Vice President
    Executive Officer

                            TRANSFER AGENCY AGREEMENT

                                  FEE SCHEDULE

                                    EXHIBIT A

For its services as Transfer Agent, Fund shall pay to Idex Investor Services, Inc. the following fees:

                  $8.25 per account per (pro rated)

                  $2.00 set-up fee for each new account established

                  $ .10 per closed account per month

                            TRANSFER AGENCY AGREEMENT

                                  FEE SCHEDULE

                                    EXHIBIT A

For its services as Transfer Agent, Fund shall pay to Idex Investor Services, Inc. the following fees:

                  $8.63 per account per (pro rated)

                  $2.09 set-up fee for each new account established

                  $1.25 per closed account per month

                            TRANSFER AGENCY AGREEMENT

                                  FEE SCHEDULE

                                    EXHIBIT A

For its services as Transfer Agent, Fund shall pay to Idex Investor Services, Inc. the following fees:

                  $9.01 per account per (pro rated)

                  $2.19 set-up fee for each new account established

                  $1.31 per closed account per month

                                   IDEX FUND 3

                            TRANSFER AGENCY AGREEMENT

                              AMENDED FEE SCHEDULE

                                    EXHIBIT A

For its services as Transfer Agent, the Fund shall pay to IDEX Investor Services, Inc. the following fees *:

                  $9.51 per account per year (pro rated)

                  $2.31 set up fee for each new account established

                  $1.38 per closed account per year

* less the amount of credits, if any, received by or applied to transfer agent from DST Systems, Inc. for brokerage of portfolio transactions of the Fund placed by or through a broker/dealer affiliated with DST Systems, Inc.

Amended this 23rd day of September, 1991.

IDEX FUND 3                             IDEX INVESTOR SERVICES, INC.

By: /s/ G. John Hurley                  By: /s/ Thomas R. Moriarty
    ----------------------------           ----------------------------------
    G. John Hurley                         Thomas R. Moriarty
    President and Chief                    Senior Vice President
    Executive Officer

                                   IDEX FUND 3

                            TRANSFER AGENCY AGREEMENT

                              AMENDED FEE SCHEDULE

                                    EXHIBIT A

For its services as Transfer Agent, the Fund shall pay to IDEX Investor Services, Inc. the following fees *:

                  $9.65 per account per year (pro rated)

                  $2.35 set up fee for each new account established

                  $1.40 per closed account per year

* less the amount of credits, if any, received by or applied to transfer agent from DST Systems, Inc. for brokerage of portfolio transactions of the Fund placed by or through a broker/dealer affiliated with DST Systems, Inc.

Effective this 1st day of April, 1992.

IDEX FUND 3                             IDEX INVESTOR SERVICES, INC.

By: /s/ G. John Hurley                  By: /s/ Thomas R. Moriarty
    ----------------------------           ----------------------------------
    G. John Hurley                         Thomas R. Moriarty
    President and Chief                    Senior Vice President
    Executive Officer

                                   IDEX FUND 3

                            TRANSFER AGENCY AGREEMENT

                              AMENDED FEE SCHEDULE

                                    EXHIBIT A

For its services as Transfer Agent, the Fund shall pay to IDEX Investor Services, Inc. the following fees *:

                  $9.86 per account per year (pro rated)

                  $2.40 set up fee for each new account established

                  $1.43 per closed account per year

* less the amount of credits, if any, received by or applied to transfer agent from DST Systems, Inc. for brokerage of portfolio transactions of the Fund placed by or through a broker/dealer affiliated with DST Systems, Inc.

Effective this 1st day of April, 1993.

IDEX FUND 3                             IDEX INVESTOR SERVICES, INC.

By: /s/ G. John Hurley                  By: /s/ Thomas R. Moriarty
    ----------------------------           ----------------------------------
    G. John Hurley                         Thomas R. Moriarty
    President and Chief                    Senior Vice President
    Executive Officer

                                   IDEX FUND 3

                            TRANSFER AGENCY AGREEMENT

                              AMENDED FEE SCHEDULE

                                    EXHIBIT A

For its services as Transfer Agent, the Fund shall pay to Idex Investor Services, Inc. the following fees*:

                  $ 12.00 per open account per year (pro rated)**

                  $  2.43 set up fee for each new account established

                  $  1.45 per closed account per year

       * Less the amount of credits, if any, received by or applied to the transfer agent from DST Systems, Inc. for brokerage of portfolio transactions of the Fund placed by or through a broker/dealer affiliated with DST Systems, Inc.

     ** This $12.00 fee includes the annual base rate per open account of $10.00, plus an additional annual $2.00 per open account fee, contingent upon review after one year, which is to cover expenses paid by the transfer agent for the Imaging technology system, including projected annual operating costs and training resources.

Effective this day, April 1, 1994

IDEX FUND 3                             IDEX INVESTOR SERVICES, INC.

By: /s/ G. John Hurley                  By: /s/ Thomas R. Moriarty
    ----------------------------           ----------------------------------
    G. John Hurley                         Thomas R. Moriarty
    President and Chief                    Senior Vice President
    Executive Officer
                                                        21

                                 CERTIFICATE OF
                                   IDEX FUND 3

         I, Becky A. Ferrell, Assistant Vice President and Secretary of IDEX Fund 3 (the "Fund"), hereby certify that the following resolutions were duly adopted by the Board of Trustees of the Fund on March 14, 1994, which resolutions have not been amended, rescinded or annulled and remain in full force and effect:

         WHEREAS, Section 5 of the Transfer Agency Agreement, as amended, for each of the Funds provides for annual fee adjustments based on the average of the Consumer Price Index ("CPI") and Producer Price Index ("PPI"); and

         WHEREAS, the Board of Trustees has determined that it is in the best interest of the Fund and its shareholders to obtain the anticipated benefits of the Transfer Agent's acquisition of Imaging equipment to enhance customer service for the Funds;

         NOW THEREFORE BE IT

         RESOLVED, that the revised fee schedule for the Transfer Agency Agreement between each Fund and Idex Investor Services, Inc. ("IIS") reflecting a 1.45% increase in the fees payable pursuant to the Transfer Agency Agreement, which represents the average of the CPI and PPI for 1993, a copy of which is attached to these minutes as Exhibit B, be, and it hereby is, approved; and

         FURTHER RESOLVED, that the appropriate officers of and counsel to the Funds be, and they hereby are, directed to prepare and execute an amendment to the Transfer Agency Agreement between each Fund and IIS, that would expressly include an additional annual $2.00 per open account fee to cover expenses paid by IIS for the Imaging technology system, including projected annual operating costs and training resources; and

         FURTHER RESOLVED, that in March of 1995, the Trustees intend to re-evaluate the $2.00 per open account additional annual fee in light of the expenses actually incurred by IIS in connection with the acquisition and implementation of Imaging technology, and if appropriate, to consider an adjustment in the amount of such fee.

DATED:     April 1, 1994             By: /S/ Becky A. Ferrell
                                         --------------------------
                                         Becky A. Ferrell
                                         Assistant Vice President and Secretary
                                         IDEX Fund 3

                                   IDEX FUND 3

                            TRANSFER AGENCY AGREEMENT

                              AMENDED FEE SCHEDULE

                                    EXHIBIT A

For its services as Transfer Agent, the Fund shall pay to Idex Investor Services, Inc. the following fees*:

                  $ 14.00 per open account per year (pro rated)**

                  $  2.43 set up fee for each new account established

                  $  1.45 per closed account per year

       * Less the amount of credits, if any, received by or applied to the transfer agent from DST Systems, Inc. for brokerage of portfolio transactions of the Fund placed by or through a broker/dealer affiliated with DST Systems, Inc.

     ** This fee includes the annual base rate per open account of $10.00, plus an additional annual $2.00 per open account fee, contingent upon review in March, 1995, which is to cover expenses paid by the transfer agent for the Imaging technology system, including projected annual operating costs and training resources. The open account fee also includes a temporary $2.00 increase (on an annual basis) for the period October 1, 1994 through March 31, 1995.

Effective this day, October 1, 1994

IDEX FUND 3                             IDEX INVESTOR SERVICES, INC.

By: /s/ G. JOHN HURLEY                  By: /s/ THOMAS R. MORIARTY
   ------------------------------          -----------------------------
   G. John Hurley                          Thomas R. Moriarty
   President and Chief                     Senior Vice President
   Executive Officer

                                 CERTIFICATE OF
                                   IDEX FUND 3

     I, Becky A. Ferrell, Assistant Vice President and Secretary of IDEX Fund 3 (the "Fund"), hereby certify that the following resolution was duly adopted by the Board of Trustees of the Fund on September 19, 1994, which resolution has not been amended, rescinded or annulled and remain in full force and effect:

     RESOLVED, that the fee schedule for the Transfer Agency Agreement between each Fund and Idex Investor Services, Inc. ("IIS") be revised to reflect an annual increase of $2.00 per open account fee for the period October 1, 1994 through March 31, 1995, payable pursuant to the Transfer Agency Agreement, which would offset the net decrease in accounts that IIS is currently undergoing, be, and it hereby is, approved.

DATED:  October 1, 1994          By: /S/ Becky A. Ferrell
                                     --------------------------
                                     Becky A. Ferrell
                                     Assistant Vice President and Secretary
                                     IDEX Fund 3

                                   IDEX FUND 3

                            TRANSFER AGENCY AGREEMENT

                              AMENDED FEE SCHEDULE

                                    EXHIBIT A

For its services as Transfer Agent, the Fund shall pay to Idex Investor Services, Inc. the following fees*:

                  $ 14.22 per open account per year (pro rated)**

                  $  2.48 set up fee for each new account established

                  $  1.48 per closed account per year

       * Less the amount of credits, if any, received by or applied to the transfer agent from DST Systems, Inc. for brokerage of portfolio transactions of the Fund placed by or through a broker/dealer affiliated with DST Systems, Inc.

     ** This fee includes an increase in the annual base rate per open account from $10.00 to $10.22, plus an additional annual $2.00 per open account fee, continued through March, 1996, which is to cover ongoing expenses paid by the transfer agent for the Imaging technology system. The open account fee also includes the continuation of a temporary $2.00 increase (on an annual basis) for the period April 1, 1995 through September 30, 1995.

Effective this day, April 1, 1995

IDEX FUND 3                             IDEX INVESTOR SERVICES, INC.

By: /S/ G. John Hurley                  By: /S/ Thomas R. Moriarty
   ----------------------                  --------------------------
   G. John Hurley                          Thomas R. Moriarty
   President and                           Senior Vice President
   Chief Executive Officer

                                 CERTIFICATE OF
                                   IDEX FUND 3

         I, Becky A. Ferrell, Assistant Vice President and Secretary of IDEX Fund 3 (the "Fund"), hereby certify that the following resolutions were duly adopted by the Board of Trustees of the Fund on March 6, 1995, which resolutions have not been amended, rescinded or annulled and remain in full force and effect:

         RESOLVED, that the revised fee schedule for the Transfer Agency Agreement between each Fund and Idex Investor Services, Inc. ("IIS") reflecting a 2.2% increase in the fees payable pursuant to the Transfer Agency Agreement, which represents the average of the CPI and PPI for 1994, be, and it hereby is, approved; and

         RESOLVED, that the continuation of the annual $2.00 per open account fee for the period April 1, 1995 to March 31, 1996 to cover expenses paid by IIS for the Imaging technology system, including projected annual operating costs and training resources, be and it hereby is, approved; and

         FURTHER RESOLVED, that the continuation of the annual increase of $2.00 per open account fee for the period April 1, 1995 through September 30, 1995, be, and it hereby is, approved.

DATED: April 1, 1995                By: /S/ Becky A. Ferrell
                                        ---------------------------------------
                                        Becky A. Ferrell
                                        Assistant Vice President and Secretary
                                        IDEX Fund 3

                                   IDEX FUND 3

                            TRANSFER AGENCY AGREEMENT

                              AMENDED FEE SCHEDULE

                                    EXHIBIT A

For its services as Transfer Agent, the Fund shall pay to Idex Investor Services, Inc. the following fees*:

                  $ 14.22 per open account per year (pro rated)**

                  $  2.48 set up fee for each new account established

                  $  1.48 per closed account per year

       * Less the amount of credits, if any, received by or applied to the transfer agent from DST Systems, Inc. for brokerage of portfolio transactions of the Fund placed by or through a broker/dealer affiliated with DST Systems, Inc.

     ** This fee includes an additional annual $2.00 per open account fee, continued through March, 1996, which is to cover ongoing expenses paid by the transfer agent for the Imaging technology system. The open account fee also includes the continuation of a temporary $2.00 increase (on an annual basis) for the period October 1, 1995 through March 31, 1996.

Effective this day, October 1, 1995

IDEX FUND 3                             IDEX INVESTOR SERVICES, INC.

By: /S/ G. John Hurley                  By: /S/ Thomas R. Moriarty
         ------------------------           ---------------------------
         G. John Hurley                     Thomas R. Moriarty
         President and                      Senior Vice President
         Chief Executive Officer

                                 CERTIFICATE OF
                                   IDEX FUND 3

         I, Becky A. Ferrell, Vice President and Secretary of IDEX Fund 3 (the "Fund"), hereby certify that the following resolutions were duly adopted by the Board of Trustees of the Fund on September 18, 1995, which resolutions have not been amended, rescinded or annulled and remain in full force and effect:

         WHEREAS, the Board has previously approved a temporary annual increase of $2.00 per open account fee for the period April 1, 1995 through September 30, 1995;

         NOW THEREFORE BE IT

         RESOLVED, that the continuation of the temporary annual increase of $2.00 per open account fee for the period October 1, 1995 through March 31, 1996, be, and it hereby is, approved.

DATED: October 1, 1995            By: /S/ Becky A. Ferrell
                                      -------------------------------------
                                      Becky A. Ferrell
                                      Vice President and Secretary
                                      IDEX Fund 3